Exhibit 32.1

Certification of Chairman, CEO and CFO Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of World Wrestling Entertainment, Inc. (the “Company”) for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent K. McMahon as Chairman of the Board and co-principal executive officer of the Company, Linda E. McMahon as Chief Executive Officer and co-principal executive officer of the Company and Frank G. Serpe as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

By:	/s/ Vincent K. McMahon
Vincent K. McMahon
Chairman of the Board
(co-principal executive officer)

November 2, 2007

By:	/s/ Linda E. McMahon
Linda E. McMahon
Chief Executive Officer
(co-principal executive officer)

November 2, 2007

By:	/s/ Frank G. Serpe
Frank G. Serpe
Chief Financial Officer

November 2, 2007

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